UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 27, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On March 27, 2007 the Registrant issued a press release announcing the completion of a private placement consisting of $5,199,900 of principal amount promissory notes (the “Notes”) and three warrants (the “Warrants”) for aggregate proceeds to the Registrant of $5,199,900. The Notes bear interest at 5.1% per annum and are due September 30, 2007, unless earlier converted. Each $3.00 of principal (plus interest) due under the Notes will automatically be converted into one share of the Registrant’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) upon shareholder approval of such conversion. Approval for the conversion is planned to be sought at a special meeting of the Registrant’s shareholders anticipated to be held during the second quarter of 2007. The Series A Preferred Stock is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of the Registrant’s Common Stock (“Common Stock”) for each share of Series A Preferred Stock owned.

The Warrants issued in the private placement are convertible into an aggregate of up to 4,332,250 shares of Common Stock. The Warrants consist of three separate warrants with the following terms: Warrant “A” is exercisable at $4.75 per share, expires four years from closing and is exercisable for an aggregate of up to 1,733,300 shares of Common Stock; Warrant “B” is exercisable at $5.00 per share, expires four years from closing and is exercisable for an aggregate of up to 866,650 shares of Common Stock; and Warrant “SWATW”‘s terms mirror exactly the Registrant’s current publicly-traded warrants, trading under the symbol: SWATW and is exercisable for an aggregate of up to 1,733,300 shares of Common Stock. Generally, the SWATW Warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by the Registrant beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of the Common Stock of $13.50 per share. The Registrant will use its reasonable best efforts to obtain the same CUSIP number for the “SWATW” Warrants issued in the private placement (the “new SWATW Warrants”) as is assigned to the Registrant’s current publicly-traded “SWATW” Warrants (the “existing SWATW Warrants”) so that following registration of the new SWATW Warrants they will trade with the existing SWATW Warrants. The Warrants are exercisable in cash, commencing six months after the closing, and contain anti-dilution rights for stock splits and stock dividends.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the shares of Common Stock underlying the Notes and the Warrants as specified in a registration rights agreement executed as part of the offering. Certain failures to file the registration statement or to get the registration statement effective under the terms of the registration rights agreement require the Registrant to pay each investor a penalty fee equal to 2% per month up to a maximum of 10% of their investment.

None of the Notes, the Series A Preferred Stock underlying the Notes, the Warrants or the Common Stock underlying the Notes or the Warrants are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The purpose of the private placement is to raise funds for ongoing product development and for working capital and general corporate purposes. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. There was no placement agent for the offering.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement described under Item 3.02 above, the Registrant filed a Certificate of Amendment to its Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock to increase the number of shares of the Registrant’s capital stock designated as Series A Convertible Preferred Stock from 714,286 shares to 2,800,000 shares.

Item 7.01 – Regulation FD Disclosure.

On March 27, 2007, the Registrant issued a press release announcing the closing of the private placement described above and other operational updates. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01 — Other Information.

On March 27, 2007, the Registrant issued a press release announcing the closing of the private placement described above and other operational updates. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock
4.1	Promissory Note
4.2	Warrant "A"
4.3	Warrant "B"
4.4	SWATW Warrant Agreement and Certificate
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release dated March 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer